SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2002

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-9751 (Commission File Number)	38-2743168 (IRS Employer Identification No.)

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events.

In April 2002, Champion Home Builders Co. (“CHB”), a wholly-owned subsidiary of Champion Enterprises, Inc., (“CEI”), issued $150 million Senior Notes due 2007. Substantially all the other subsidiaries in the consolidated financial statements became guarantors and CEI became a subordinated guarantor of the Senior Notes due 2007. In addition, CHB became a guarantor and substantially all the other subsidiaries in the consolidated financial statements became guarantors on a basis subordinated to their guarantees of the Senior Notes due 2007, of CEI’s Senior Notes due 2009.

Champion Enterprises Inc. is filing this Form 8-K to include condensed consolidating financial statements of CEI, CHB, the guarantor subsidiaries and the non-guarantor subsidiaries, within Note 15 to its Consolidated Financial Statements for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, filed as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed herewith:

23.1	Consent of Independent Accountants.

99.1	Consolidated Financial Statements for the years ended December 29, 2001, December 30, 2000 and January 1, 2000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.

/s/ Richard Hevelhorst Richard Hevelhorst, Vice President and Controller

Date:   October 18, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Independent Accountants.

99.1	Consolidated Financial Statements for the years ended December 29, 2001, December 30, 2000 and January 1, 2000.